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                                                                Exhibit 4.20


                         WAIVER AND AMENDMENT AGREEMENT


                 WAIVER AND AMENDMENT AGREEMENT (this "Agreement"), dated as of October 31, 1996, by and among THE CERPLEX GROUP, INC., a Delaware corporation (together with its successors and assigns, the "Company"), THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY and NORTH ATLANTIC SMALLER COMPANIES INVESTMENT TRUST PLC (collectively, the "Noteholders").


                                   RECITALS:

                 A. The Company has entered into those certain separate Note Purchase Agreements, each dated as of November 19, 1993 (collectively, as amended pursuant to the terms of each of the amendment agreements set forth in Schedule A to this Agreement, the "Note Purchase Agreement"), with each of the Noteholders, pursuant to which the Company originally issued and sold to the Noteholders

                          (i) an aggregate principal amount of Seventeen Million Two Hundred Fifty Thousand Dollars ($17,250,000) of the Company's Series A 9.00% Senior Subordinated Notes Due November 19, 2001 (as amended, the "Notes"), and

                          (ii) an aggregate principal amount of Five Million Seven Hundred Fifty Thousand Dollars ($5,750,000) of the Company's Series B 9.00% Senior Subordinated Notes Due November 19, 2001 (the "Series B Notes"). The Company has prepaid the Series B Notes and such Series B Notes are no longer issued and outstanding.

                 B. The Noteholders are the current holders of one hundred percent (100%) of the Notes outstanding as of the Effective Date.

                 C. The Company and the Noteholders have entered into that certain Warrant Agreement (the "Existing 1996 Warrant Agreement," and as amended hereby, the "Amended 1996 Warrant Agreement"), dated as of April 15, 1996, pursuant to which the Company issued one million warrants of the Company to the Noteholders.

                 D. Pursuant to a notice to the Noteholders dated September 23, 1996, the Company notified the Noteholders of certain Defaults and Events of Defaults under Section 6.3 and Section 6.4 of the Note Purchase Agreement (the "Noticed Events of Default," such term to include, for purposes of avoidance of doubt, all Defaults and Events of Defaults under Section 6.3 and Section 6.4 of the Note Purchase Agreement that may have existed prior to the date of such notice or after the date of such notice and prior to the Effective Date (as hereinafter defined) and the Company has requested that the Noteholders waive the Noticed Events of Default.





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                 E.       In consideration of the aforesaid waivers, the
Company has agreed that the Existing 1996 Warrant Agreement shall be amended by changing the definition of "Initial Purchase Price" therein from $6.00 to $2.50.

                 F. The Noteholders are agreeable, subject to the terms and conditions set forth below, to granting the aforesaid waivers, and in connection therewith, each of the Company and the Noteholders has agreed to amend the Existing 1996 Warrant Agreement as set forth herein.

                 G. Unless otherwise expressly provided for herein, capitalized terms used herein and defined in the Note Purchase Agreement are used herein with the meanings ascribed to them in the Note Purchase Agreement.

                                   AGREEMENT:

                 NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 SECTION 1.   WAIVER.

                 Subject to the satisfaction of the conditions set forth in
Section 4, the Noteholders hereby waive, on the Effective Date, each of the Noticed Events of Default and agree that the effectiveness of Section 6.3 and
Section 6.4 shall be temporarily suspended from and including the Effective Date to and including the earlier to occur of (a) the date that any holder of Senior Debt takes any action in respect of any default or any event of default under any Senior Credit Document and (b) November 30, 1996 (the "Reinstatement Date"). After the Reinstatement Date, Section 6.3 and Section 6.4 shall be in full force and effect. Except for the foregoing express waivers and suspensions, the terms of this Agreement shall not operate as a waiver of, or otherwise prejudice, the rights, remedies or powers of the Noteholders under the Note Purchase Agreement, under the Notes or under applicable law and all of such rights, remedies and powers are hereby expressly reserved.

                 SECTION 2. AMENDMENT TO THE EXISTING 1996 WARRANT AGREEMENT; AFFIRMATION.

                 2.1      AMENDMENT TO THE EXISTING 1996 WARRANT AGREEMENT.

                 The Company and, subject to the satisfaction of the conditions set forth in Section 4, each of the Noteholders hereby amend and restate the definition of "Initial Purchase Price" in the Existing 1996 Warrant Agreement as set forth below:

                          INITIAL PURCHASE PRICE - means Two Dollars and Fifty
Cents ($2.50).





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                 2.2      AFFIRMATION OF OBLIGATIONS.

                 The Company hereby acknowledges and affirms all of its obligations under the terms of the Note Purchase Agreement and under the Existing 1996 Warrant Agreement, as amended hereby.

                 SECTION 3.     WARRANTIES AND REPRESENTATIONS.

                 To induce the Noteholders to enter into this Agreement, the Company warrants and represents to the Noteholders that as of the Effective
Date:

                 3.1      CORPORATE ORGANIZATION AND AUTHORITY.

                 The Company:

                          (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

                          (b) has all legal and corporate power and authority to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted;

                          (c) has all licenses, certificates, permits, franchises and other governmental authorizations necessary to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have such licenses, certificates and permits, either individually or in the aggregate, would not have, and could not reasonably be expected to have, a Material Adverse Effect; and

                          (d) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing, as a foreign corporation in each state except where the failure to be so qualified or licensed and authorized and in good standing, either individually or in the aggregate, would not have, and could not reasonably be expected to have, a Material Adverse Effect.

                 3.2      COMPLIANCE WITH LAW.

                 The Company:

                          (a) is not in violation of any law, ordinance, governmental rule or regulation to which it is subject; and

                          (b) has not failed to obtain any license, certificate, permit, franchise or other governmental authorization necessary to the ownership of its Property or to the conduct of its business;





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         which violation or failure to obtain, either individually or in the aggregate, would have, or could reasonably be expected to have, a Material Adverse Effect.

                 3.3      LEGAL AND AUTHORIZED; OBLIGATIONS ARE ENFORCEABLE.

                          (a) AUTHORIZATION. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder are within the corporate powers of the Company and do not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of the Company under the provisions of, any agreement, charter instrument, bylaw or other instrument to which it is a party or by which it or any of its Property may be bound.

                          (b) OBLIGATIONS ARE LEGAL AND ENFORCEABLE. The execution and delivery by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company, and this Agreement has been executed and delivered by one or more duly authorized officers of the Company. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforceability thereof may be:

                                  (i)      limited by applicable bankruptcy,
                 reorganization, arrangement, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights generally;

                                  (ii)     subject to the availability of
                 equitable remedies; and

                                  (iii)    with respect to indemnity and
                 contribution, limited by state or federal laws relating to Securities or by the public policy underlying such laws.

                 3.4      NO DEFAULTS.

                          (a) NO OTHER DEFAULTS. No Defaults or Events of Default exist, other than the Noticed Events of Default. No Senior Nonpayment Default exists that has not been waived and no Senior Nonpayment Default Notice has been issued by any holder of Senior Debt.

                          (b) AMENDED FINANCING DOCUMENTS. No event has occurred and no condition exists that, upon the execution, delivery and effectiveness of this Agreement would constitute a Default or an Event of Default other than in respect of the Noticed Events of Default.

                          (c) CHARTER INSTRUMENT, OTHER AGREEMENTS. The Company is not in violation in any respect of any term of any charter instrument or bylaw. Except





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         with respect to the failure of the Company to pay the promissory note payable to Lucent Technologies, Inc., the Company is not in violation in any material respect of any term in any agreement or other instrument to which it is a party or by which it or any of its Property may be bound, which would have, or could reasonably be expected to have, a Material Adverse Effect.

                 SECTION 4.      CONDITIONS.

                 The waiver by the Noteholders set forth in Section 1 and the amendment described in Section 2 shall become effective on October 31, 1996 (the "Effective Date"), subject to all of the following conditions having been satisfied on or prior to such date:

                 4.1      EXECUTION AND DELIVERY OF THIS AGREEMENT.

                 The Company and the Required Holders and all of the Warrantholders (as such term is defined in the Existing 1996 Warrant Agreement) shall have executed and delivered counterparts of this Agreement.

                 4.2      WAIVER BY HOLDERS OF SENIOR DEBT.

                 The Company and each holder of Senior Debt whose consent is required therefor pursuant to the terms of the Senior Credit Documents shall have executed and delivered waivers with respect to all defaults and all events of default which exist under such Senior Credit Documents (including, without limitation, each of such events that relate to each of the Noticed Events of Default). The Company shall have delivered to each Noteholder a copy of the Limited Waiver entered into among the Company and the holders of Senior Debt, in the form of the execution draft of the Limited Waiver previously delivered to each Noteholder, together with a certification by a Senior Officer of the Company stating that such copy is a true and correct copy and such Limited Waiver cures or waives all defaults and all events of default which exist under the Senior Credit Documents.

                 4.3      NO DEFAULT; REPRESENTATIONS AND WARRANTIES TRUE.

                 After giving effect to Section 1 hereof, no Default or Event of Default under the Note Purchase Agreement shall exist and the warranties and representations set forth in Section 3 hereof shall be true and correct on the Effective Date.

                 4.4      AUTHORIZATION OF TRANSACTIONS.

                 The Company shall have authorized, by all necessary corporate action, its execution, delivery and performance of this Agreement and the consummation of all transactions contemplated by this Agreement and evidence of the same shall have been delivered to the Noteholders.





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                 4.5      EXPENSES.

                 The Company shall have paid all costs and expenses of the Noteholders relating to this Agreement (including, without limitation, any fees and disbursements of their special counsel).

                 4.6      PROCEEDINGS SATISFACTORY.

                 All proceedings taken in connection with this Agreement shall be satisfactory to the Noteholders and their special counsel. The Noteholders and their special counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith, in form and substance satisfactory to them.

                 SECTION 5.       MISCELLANEOUS.

                 5.1      GOVERNING LAW.

                 THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, INTERNAL NEW YORK LAW.

                 5.2      DUPLICATE ORIGINALS.

                 Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.

                 5.3      EFFECT OF THIS AGREEMENT.

                 Except as specifically provided in this Agreement, no terms or provisions of the Note Purchase Agreement have been modified or changed by this Agreement and the terms and provisions of the Note Purchase Agreement shall continue in full force and effect. Except as specifically provided in this Agreement, no terms or provisions of the Existing 1996 Warrant Agreement have been modified or changed by this Agreement and the terms and provisions of the Existing 1996 Warrant Agreement, as amended hereby, shall continue in full force and effect. This Agreement and the waivers and amendments contained herein shall have and be in effect on and after the Effective Date.

                 5.4      WAIVERS AND AMENDMENTS OF THIS AGREEMENT.

                 Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in





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writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

                 5.5      SECTION HEADINGS.

                 The titles of the sections hereof appear as a matter of convenience only, do not constitute a part of this Agreement and shall not affect the construction hereof.

                 5.6      COSTS AND EXPENSES.

                 On the Effective Date, the Company shall pay all costs and expenses of the Noteholders related hereto, including, but not limited to, the statement for fees and disbursements of the Noteholders' special counsel presented to the Company on the Effective Date for matters in connection with this Agreement. The Company will also pay upon receipt of any statement thereof, each additional statement for fees and disbursements of the Noteholders' special counsel rendered after the Effective Date in connection with this Agreement. The obligations of the Company under this Section 5.6 shall survive the payment or prepayment of the Notes and the termination of the Note Purchase Agreement.

                 5.7      SURVIVAL.

                 All warranties, representations, certifications and covenants made by the Company hereunder, or in any certificate or other instrument delivered pursuant hereto or thereto, shall be considered to have been relied upon by the Noteholders and shall survive the execution of this Agreement regardless of any investigation made by or on behalf of the Noteholders. All statements in any such certificate or other instrument shall constitute warranties and representations of the Company hereunder.

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                 IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed on their behalf by a duly authorized officer or agent thereof, as the case may be, as of the date first above written.

                                           THE CERPLEX GROUP, INC.


                                           ------------------------------------
                                           Name:
                                           Title:


ACCEPTED:

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY


By:
   -------------------------------------------
   Name:
   Title:

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


By:
   -------------------------------------------
   Name:
   Title:


NORTH ATLANTIC SMALLER COMPANIES INVESTMENT TRUST PLC


By:
   -------------------------------------------
   Name:
   Title:

[Signature page to the WAIVER AND AMENDMENT AGREEMENT among THE CERPLEX GROUP, INC. and the Noteholders listed therein.]





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                                   SCHEDULE A



Amendment No. 1 to Note Purchase Agreement dated as of May 26, 1994. Amendment No. 2 to Note Purchase Agreement dated as of July 29, 1994. Amendment Agreement dated as of October 27, 1994.
Waiver and Amendment Agreement dated as of April 15, 1996.





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